UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Home Federal Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-0886727

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 12th Avenue South, Nampa, Idaho	83651

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock, $.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-146289

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

          For a description of the registrant’s securities, reference is made to “Description of Capital,” “We Intend to Continue to Pay Quarterly Cash Dividends” and “Market for Our Common Stock” in the registrant’s Registration Statement on Form S-1 filed on September 25, 2007 and subsequently amended (File No. 333-146289) (“Registration Statement”), which is hereby incorporated by reference. For a description of the provisions of the registrant’s charter and bylaws that may render a change in control of the registrant more difficult, reference is made to “Restrictions on Acquisitions of New Home Federal Bancorp and Home Federal Bank” in the registrant’s Registration Statement referenced above.

Item 2. Exhibits

1.	Registration Statement on Form S-1, as amended (incorporated by reference, File No. 333-146289)

2.	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1, File No. 333-146289).

3.	Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, File No. 333-146289).

4.	Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the registrant’s Registration Statement on Form S-1, File No. 333-146289).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOME FEDERAL BANCORP, INC.

By:

Daniel L. Stevens
President and Chief Executive Officer

Date: November 5, 2007